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                                                                    Exhibit 10.5
                                                                    ------------



                         FORM OF EMPLOYMENT AGREEMENT

                                BY AND BETWEEN

                          SELF FUNDED BENEFITS, INC.
                     D/B/A INSURANCE DESIGN ADMINISTRATORS

                                      AND

                                ROBERT F. GALLO
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                                                                   Draft 3/25/99


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of _____________, 1999, by and between Self Funded Benefits, Inc., d/b/a Insurance Design Administrators, a New Jersey corporation (the "Company"), and Robert F. Gallo ("Employee").

                              PRELIMINARY RECITALS

     A. Reference is made to that certain Merger Agreement dated as of _____________, 1999 (the "Merger Agreement"), by and among the Company, CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), and the stockholders of the Company identified on Schedule A to the Merger Agreement,
                                          ----------
providing for the merger of the Company into a wholly owned subsidiary of CenterPoint.

     B. Employee has been a substantial owner and executive officer of the Company since _________, and has extensive knowledge and a unique understanding of its business.

     C. The Company desires to employ Employee, and Employee desires to be employed by the Company, all under the terms and conditions set forth herein.

     D. It is a condition to the consummation of the Merger Agreement that the Company and Employee enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment.
          ----------

          1.1  Engagement of Employee.  The Company agrees to employ Employee as
               ----------------------
     Chief Executive Officer of the Company and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

          1.2  Duties and Powers.  At all times during the Employment Period (as
               -----------------
     defined herein), Employee will serve as the Company's Chief Executive Officer and will have such responsibilities, duties and authority, and will render such services for the Company as the Chief Operating Officer of the Business and Financial Service Group of CenterPoint or its designee (in either case, the "Reporting Person") shall from time to time reasonably direct; provided, however, that such duties and responsibilities shall be commensurate with the position of Chief Executive Officer of the Company. Employee agrees diligently and faithfully to serve the Company, comply with all Company and CenterPoint policies and
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     procedures in effect from time to time, and to devote Employee's best efforts, highest talents and skills and full time and attention during normal business hours to the furtherance and success of the Company's business. All parties acknowledge and agree that the management of the business and affiliates of the Company are subject to the fiduciary and legal duties of the board of directors of CenterPoint.

          1.3  Employment Period.  Employee's employment under this Agreement
               -----------------
     shall be for a period of four years beginning on the date of the closing of the Merger Agreement (the "Initial Employment Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least ninety (90) days prior to the termination of any such period, stating its, his or her desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Sections 1.5 and 1.6 below.

          1.4  Place of Employment.  Employee's services hereunder shall be
               -------------------
     rendered at such locations in the state of New Jersey and within a twenty-five mile radius of the Company's current office as shall be determined by the Board, subject to such travel as may be reasonably required in connection with the business of the Company. Employee shall not be required to relocate to any other area without his or her consent.

          1.5  Termination of Employment for Cause, Death or Disability.  The
               --------------------------------------------------------
     Company has the right to terminate Employee's employment under this Agreement and with the Company, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically be terminated upon the death or the Disability (as hereinafter defined) of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to Section 6.7 hereof, in the case of termination for Cause, or immediately upon the death or Disability of Employee, and the Employment Period shall terminate as of the effective date of such termination.

          "Cause," as used herein, means the occurrence of any of the following events:

               (i) final non-appealable conviction of (A) a felony or (B) any crime involving moral turpitude;

               (ii) the willful failure of Employee to comply with reasonable and lawful directions of the Reporting Person after (A) written notice is delivered to Employee describing such willful failure and (B) if reasonably possible or practical to cure, Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable period of time, as determined by the Board in its discretion (not to be less than 30 days from the date of such notice);

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               (iii)  the good faith determination by the Board of Directors of the Company (the "Board") in the exercise of its reasonable judgment that Employee has committed an act or acts in the course of his employment constituting fraud or misappropriation of material Company property;

               (iv) a material breach by Employee of any of the terms, conditions or covenants set forth in Section 3 of this Agreement; or

               (v) a material breach by Employee of any of the other material terms or conditions of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) if reasonably possible or practical to cure, Employee has failed to cure or take substantial steps to cure such breach after a reasonable period of time, as determined by the Board in its discretion (not to be less than 30 days from the date of such notice).

          Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 90 days in any 360-day period. The Board shall determine, according to the facts then available, including without limitation, the examination report of a physician selected by Employee, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable if Employee contests a determination of Disability, and the Board shall be bound by the expert medical opinion of a physician mutually agreed upon by Employee (or his representative, if any) and the Company, after such physician has completed an examination of Employee. In the event Employee and the Company cannot agree on a physician, the two physicians so selected shall select a third physician, whose opinion shall be final. Employee agrees to make reasonable efforts to make himself available for such examination upon the reasonable request of the Company.

          1.6  Termination of Employment without Cause.  The Company has the
               ---------------------------------------
     right to terminate Employee's employment with the Company and under this Agreement, by 30 days written notice to Employee in writing at any time, without Cause (as defined in this Agreement). Any such termination shall be effective upon the expiration of such 30 day period.

     2.   Compensation and Benefits.
          -------------------------

          2.1  Salary.  In consideration of Employee performing his duties under
               ------
     this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $200,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Compensation Committee of the Board (the "Compensation Committee"), based upon CenterPoint's policies and procedures. If the Employment Period is terminated pursuant to Section 1.5 above or for any other reason, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

          2.2  Bonus.
               -----

               (a) For calendar year 1999, Employee shall be eligible to earn a bonus of up to 50% of Employee's Base Salary as described in the CenterPoint bonus plan if the Company achieves its performance targets set forth in the budget which bonus plan and budget shall be established in writing at the closing of the Merger Agreement.

               (b) For future years, Employee shall be eligible to earn an annual bonus of up to 100% of Employee's Base Salary under CenterPoint's bonus plan for executive employees based upon such factors as (i) the financial performance of the Company, and (ii) the achievement of personal performance goals. Such criteria and goals, and the amount of a bonus, if any, shall be established by the Compensation Committee of the Board of Directors of CenterPoint.

               (c) Any bonus for a partial year shall be prorated for that year. All bonuses awarded to Employee hereunder shall be payable in accordance with the terms of the bonus plan.

          2.3  Compensation After Termination of Employment.
               --------------------------------------------

               (a) If the Company shall terminate Employee's employment during the Employment Period for any reason (other than for Cause pursuant to
          Section 1.5 of this Agreement), or if Employee shall voluntarily terminate his employment during the Employment Period and within 60 days after a Constructive Termination (as defined below), Employee shall be entitled to receive severance compensation equal to the amount of his Base Salary for the remainder of the Initial Employment Period (the "Severance Period"), (B) (i) if permitted under Company's group health insurance coverage, continuation at the cost of Company of coverage thereunder for Employee and, if dependent coverage is then in effect, his covered dependents (subject to such changes in coverage as shall apply to Company's employees generally and provided that if the cost of dependent coverage prior to termination of employment was being paid by Employee, such cost shall continue to be payable by Employee) or (ii) if not so permitted, reimbursement by the Company of the premiums for group health insurance coverage otherwise payable by Employee under COBRA, until the end of the Severance Period or until other employment is obtained by Employee, whichever occurs first, and
          (C) his pro rated bonus (if any),
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     as determined by the Compensation Committee of the Board in its good faith judgement, for the period of any partial fiscal year immediately preceding the termination date ((A), (B) and (C) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) and (B)(ii) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the Severance Period. It shall be a condition to Employee's right to receive the Severance Benefits that (i) Employee shall execute and deliver to the Company a written separation agreement, in form and substance reasonably satisfactory to the Company (but not inconsistent with this Agreement), which agreement shall, among other things, contain a general release by Employee of all claims arising out of Employee's employment or termination of employment (but excluding claims for indemnification for third party claims), and (ii) Employee shall be in compliance with all of Employee's obligations which expressly survive termination hereof, including without limitation those arising under
     Section 3 hereof. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Cause. In addition to the payment of Severance Benefits, all options to purchase CenterPoint stock granted to Employee prior to the date of (i) a termination by the Company without cause, (ii) Employee's voluntary termination of his employment during the Employment Period and within 90 days of a Constructive Termination, or (iii) Employee's death or Disability shall vest and become exercisable on the date of such event and for a period of one year thereafter. Except as expressly provided above, no fringe or other employee benefits shall be payable during or after the Severance Period.

               (b) If Employee's employment shall be terminated by Company for "Cause" pursuant to Section 1.5 or if Employee shall voluntarily terminate his employment during the Employment Period under circumstances not described in Section 2.3 above, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the effective date of the termination of the Employment Period (except for the payments required under Section 2.1), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Section 3 hereof at law or in equity).

               (c) For the avoidance of doubt, except as set forth in this
     Section 2.3(c), Severance Benefits shall not be payable if Employee's employment is terminated by reason of his death or Disability, but shall continue to be payable during the Severance Period if his employment is terminated without Cause or by reason of Constructive Termination and he subsequently dies or becomes disabled. If Employee dies during the Employment Period, Employee's designated beneficiary shall receive the Base Salary for a six month period, which amounts shall be paid on the Company's normal payroll payment dates during such six month period.

               (d) "Constructive Termination" as used herein, shall be deemed to have occurred if the Company (i) demotes Employee to a position substantially below that of Chief Executive Office of the Company or assigns the Employee duties and responsibilities that are not commensurate with such position, (ii) substantially reduces Employee's Base Salary, fails to comply with applicable CenterPoint compensation policies (including, without limitation, failure to pay any bonus due pursuant to the CenterPoint bonus plan described in Section 2.2) or materially reduces his employee benefits and perquisites, taken in the aggregate, unless such reduction is the result of a termination of a benefit plan as to substantially all managerial employees of the Company or (iii) requires Employee to relocate in violation of Section 1.4.

               (e) The occurrence of a "change in control of the Company," as that term in hereafter defined, shall constitute a Constructive Termination. For purposes of this Agreement, "change in control of the Company" means (i) the acquisition of ownership by any person or group of two (2) or more persons, of fifty percent (50%) or more of the assets of the Company, or of the issued and outstanding common stock of the Company, whether by or as a result of purchase, tender offer, exchange offer, merger, or otherwise, and whether by or as a result of one transaction or a series of transactions; or (ii) the adoption of a plan of liquidation or dissolution of the Company. "Person," as used herein, means any individual, trust, partnership, limited liability company, joint venture, corporation or business entity, however known, foreign or domestic. Under no circumstances shall an event which would constitute a change in control of CenterPoint constitute a change in control of the Company unless it otherwise constitutes a change in control of the Company.

          2.4  Benefits, Expenses and Pension Plan.
               -----------------------------------

               (a) During the Employment Period, the Company agrees to provide to Employee such fringe and other employee benefits as are generally provided, from time to time, to senior officers of CenterPoint or the subsidiaries of CenterPoint (upon no less favorable terms as provided to such officers), and in a manner which considered in total is consistent with the past practices of the Company, including without limitation, vacation, health insurance, life insurance and disability insurance benefits, and the opportunity to participate in CenterPoint's stock option plans. Employee acknowledges that CenterPoint and the Company shall retain the right to discontinue or modify any employee benefit program (including, without limitation, CenterPoint's stock option plans) at any time. The Company will reimburse Employee in accordance with Company policy for his normal out-of-pocket expenses reasonably incurred in the course of performing his duties hereunder.

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

               [(b) During the Employment Period, Employee shall be entitled to an automobile allowance of $_______ per month.] [Existing Lease]

     3.   Covenants.
          ---------

          3.1  Employee's Acknowledgment.  Employee acknowledges that:
               -------------------------

               (a) the Company is and will be engaged in the business of providing professional services, in particular third party benefits administration (the "Business") during the Employment Period and thereafter;

               (b) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement and, during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

               (c) the agreements and covenants contained in this Section 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

               (d) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

               (e) Employee has means to support himself or herself and his or her dependents other than by engaging in the Business, or a business substantially similar to the Business, and the provisions of this
          Section 3 will not impair such ability.

          3.2  Non-Compete.  Employee hereby agrees that during the period of
               -----------
     time commencing as of the date hereof and ending as of the date that is two years after Employee's employment with the Company has (other than by the expiration of this Agreement at the end of the Employment Period without renewal) been terminated (the "Restrictive Period"), he shall not, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person:

               (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company or any of the subsidiaries or affiliates thereof, within any business market where the Company or any subsidiary or affiliate thereof conducted or conducts business at any time prior to the termination (the "Territory"),

               (b) sell or provide any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, any person or entity that was a customer of the Company at any time during the one-year period preceding or that was known by Employee to have been actively being solicited by the Company to become a customer of the Company at any time during such period,

               (c) call upon any person who is, at that time, within the Territory, an employee of the Company (including the subsidiaries or affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries and affiliates thereof), or hire such person, or

               (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any entity with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one-year period.

          For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter market so long as Employee does not consult with or is not employed by such competitor.

          3.3  Intellectual Property Rights.  Employee will promptly
               ----------------------------
     communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any reasonable action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15 U.S.C.(S)101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termination thereof. This
     Section 3.3 shall not prohibit Employee from engaging in any business in a manner which does not violate the provisions of this Agreement.

          3.4  Interference with Relationships.  Other than in the performance
               -------------------------------
     of his or her duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, solicit or intentionally encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company.

          3.5  Confidential Information.  Other than in the performance of his
               ------------------------
     duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of CenterPoint, the Company or the Business, including, but not limited to, information relating to financial statements, employees, clients, suppliers, pricing, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by CenterPoint, the Company or any other subsidiary of CenterPoint in connection with the Business and the business of each of CenterPoint's subsidiaries; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and CenterPoint.

          3.6  Blue-Pencil.  If any court of competent jurisdiction shall at any
               -----------
     time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of

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     this Section 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

          3.7  Return of Company Materials Upon Termination.  Employee
               --------------------------------------------
     acknowledges that all price lists, sales manuals, catalogs, binders, client lists and other client information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return immediately to the Company all such items, together with all copies thereof, in Employee's possession.

          3.8  Remedies.  Employee acknowledges and agrees that the covenants
               --------
     set forth in this Section 3 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches or threatens to breach any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any damages which it is able to prove.

          3.9  Company.  For purposes of this Section 3, (i) the term "Company"
               -------
     shall include the Company and its respective subsidiaries, affiliates, permitted assignees and any permitted successors in interest of the Company, if any, or their subsidiaries or affiliates and (ii) the term "Business" shall include the business activities of the Company and its subsidiaries.

          3.10 Reasonable Restraint.  It is agreed by the parties hereto that
               --------------------
     the foregoing covenants in this Section 3 impose a reasonable restraint on Employee in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of execution of this Agreement and the current plans of CenterPoint; but it is also the intent of the parties that such covenants be construed and enforced for the Company in accordance with the changing activities and business of the Company throughout the respective terms of these covenants.

          It is further agreed by the parties that, in the event that the Employee ceases to be employed by the Company, CenterPoint or any affiliate thereof, and Employee enters into a business or pursues activities not in competition with CenterPoint and/or any subsidiary thereof, or similar activities or businesses in locations the operations of which, under such circumstances, does not violate this Section 3 and in any event such new business, activities or location are not in violation of this Section 3, Employee shall not be chargeable with a violation of this Section 3 if CenterPoint and/or any subsidiary thereof shall thereafter enter the same, similar or competitive (i) business, (ii) course of activities or (iii) location, as applicable.

          3.11 Independent Covenant.  All of the covenants of this Section 3
               --------------------
     shall be construed as an agreement independent of any provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company, CenterPoint or any subsidiary or affiliate thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the respective periods of time during which Employee's covenants as set forth in this Section 3 are effective shall be computed by excluding from any such computation any time during which Employee is in violation of any provision of this Section 3.

     4.   Effect of Termination.  If Employee or the Company should terminate
          ---------------------
Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in Sections 2.3, 3, 4 and 5 hereof shall remain in full force and effect.

     5.   Income Tax Treatment.  Employee and the Company acknowledge that it is
          --------------------
the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he or she will treat all such amounts as required pursuant to all applicable tax laws and regulations.

     6.   Miscellaneous.
          -------------

          6.1  Life Insurance.  The Company may at its discretion and at any
               --------------
     time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Employee in such amounts and in such form or forms as the Company may choose. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be reasonably and customarily required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall have no interest whatsoever in any such policy or policies, except that, upon the termination of Employee's employment hereunder, Employee may purchase any and all such insurance from the Company for an amount equal to the actual premiums thereon previously paid by the Company.

          6.2  Assignment.  No party hereto may assign or delegate any of its
               ----------
     rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement upon written notice to Employee to any affiliate of the Company to which the Business of the Company is assigned at any time or any surviving entity following any merger or consolidation of the Company and any other entity. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, permitted successors and assigns of the parties hereto whether so expressed or not.

          6.3  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
     herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements, with respect to the subject matter hereof.

          6.4  Severability.  Whenever possible, each provision of this
               ------------
     Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6.5  Amendment; Modification.  No amendment or modification of this
               -----------------------
     Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

          6.6  Governing Law.  This Agreement shall be construed and enforced in
               -------------
     accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New Jersey, without giving effect to provisions thereof regarding conflict of laws.

          6.7  Notices.  All notices, demands or other communications to be
               -------
     given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a nationally recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a nationally recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

               (a)  If to Employee:

                    Robert F. Gallo
                    169 Ramapo Valley Road
                    Oakland, New Jersey 07436

               with a copy to:

                    Henry Matri, Esq.
                    Cole, Schotz, Meisel, Forman & Leonard
                    25 Main Street
                    P.O. Box 800
                    Hackensack, New Jersey 07602-0800

               (b)  If to the Company:

                    Insurance Design Administrators
                    169 Ramapo Road
                    P. O. Box 875
                    Oakland, New Jersey  07436-0875
                    Attention:  ___________________

               with a copy to:

                    CenterPoint Advisors, Inc.
                    225 West Washington Street, 16/th/ Floor
                    Chicago, Illinois  60606
                    Attention:  Robert Basten

               with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois  60661
                    Attention:  Howard S. Lanznar, Esq.

     or to such other address or facsimile number or to the attention of such other person or entity as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) five business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

     6.8  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

     6.9  Descriptive Headings; Interpretation.  The descriptive headings in
          ------------------------------------
this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

     6.1  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

     6.1  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of
Section 3 as to which the parties shall have the right to apply for relief in any court of competent jurisdiction, shall be resolved by arbitration in Hackensack, New Jersey, in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. Without limiting the generality of the foregoing sentence, the claims to which this provision shall apply include, but are not limited to: (i) any claims arising out of or related to this Agreement or breach thereof; (ii) any claims arising under any federal, state, or local statute or the common law of any state, regarding compensation or employee benefits, or discrimination, retaliation, harassment, or denial of equal employment opportunity based on sex, race, color, religion, national origin, disability, age, marital status, or any other category protected by law; (iii) any claims arising under the common law of the United States or any state relating to Employee's employment with Company, including without limitation claims alleging negligence, defamation, public policy, tort, infliction of emotional distress, fraud, or misrepresentation; or
(iv) any civil claims that Company may have against Employee relating to Employee's employment with Company. Anything herein to the contrary notwithstanding, this Section 6.11 shall not apply to: (i) any claim by Employee for workers compensation benefits or unemployment compensation benefits; or (ii) any claim by

Company or Employee for injunctive or equitable relief, including without limitation claims related to the enforcement of Section 3 hereof, which may be brought in any court of competent jurisdiction. Employee and Company expressly waive any right to resolve any dispute covered by this Section by filing suit in court for trial by a judge or jury. The arbitrator shall include in any award in the prevailing party's favor costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his, her or its reasonable costs and expenses of the arbitration as he or she deems just and equitable under the circumstances. Except as provided above, each party to the arbitration shall bear his, her or its own attorney's fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

     7.   Settlement. The Company's obligation to make the payments provided for
          ----------
in this Agreement and otherwise perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others other than any such set-off, counterclaim, recoupment, defense or other claim, right or action to which the Company may become entitled in connection with a final judgment in its favor resulting from any theft, embezzlement, conversion or similar act by the Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SELF FUNDED BENEFITS, INC. D/B/A INSURANCE
                              DESIGN ADMINISTRATORS

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              EMPLOYEE:


                              __________________________________________________
                              Robert F. Gallo